EX-99.77J REVALUATN

Exhibit 77(j)(b) – Restatement of Capital Accounts

For the year ended November 30, 2011, the Thunderstorm Value Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$(7,832)	$7,832	$-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2011, the Convergence Core Plus Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$126,423	$(332,747)	$206,324

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2011, the Newgate Global Resources Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$34,259	$(34,259)	$-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2011, the Gerstein Fisher Multi-Factor Growth Equity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$(1,958)	$1,958	$-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended November 30, 2011, the Roosevelt Strategic Income Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$(26,690)	$26,690	$-

The reclassifications have no effect on net assets or net asset value per share.